                                  EXHIBIT 11.1


                        International Electronics, Inc.
                   Calculation of Net Income (Loss) Per Share

                                                    Year Ended August 31
                                                 --------------------------
                                                 1996       1995       1994
                                                 ----       ----       ----

PRIMARY NET INCOME (LOSS) PER SHARE
-----------------------------------

Weighted average common and
equivalent shares:

Common stock                                 1,451,609  1,413,981    1,401,078

Common equivalent shares
resulting from dilutive stock
options and warrants (treasury
stock method using the average
market price)                                  207,746       -            -
                                            ----------  ---------   ----------
Total                                        1,659,355  1,413,981    1,401,078
                                            ==========  =========   ==========
Net income (loss)                           $  161,990  ($231,040)    ($48,928)
                                            ==========  =========   ==========
Net income (loss)
per share                                   $      .10      ($.16)       ($.03)
                                            ==========  =========   ==========

FULLY DILUTED NET INCOME (LOSS) PER SHARE
-----------------------------------------

Weighted average common and
equivalent shares:

Common stock                                 1,451,609  1,413,981    1,401,078

Common equivalent shares
resulting from dilutive stock
options and warrants (treasury
stock method using the higher
of the ending or average
market price)                                  207,746       -            -
                                            ----------  ---------   ----------
Total                                        1,659,355  1,413,981    1,401,078
                                            ==========  =========   ==========
Net income (loss)                           $  161,990  ($231,040)    ($48,928)
                                            ==========  =========   ==========
Net income (loss)
per share                                   $      .10      ($.16)       ($.03)
                                            ==========  =========   ==========
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